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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 1, 2005

                                 Belden CDT Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
          Delaware                        001-12561               36-3601505
(State or other jurisdiction      (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)
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                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
          (Address of Principal Executive Offices, including Zip Code)

                                 (314) 854-8000
              (Registrant's telephone number, including area code)

                                       n/a
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

SIGNATURES

EXHIBIT INDEX

    3.01 Bylaws


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     5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR.

On July 15, 2004, following the merger of Belden Inc. ("Belden") and Cable Design Technologies Corporation ("CDT"), Belden CDT Inc. (the "Company") amended its bylaws. The amended bylaws provided that, until the third anniversary of the merger, the Board would consist of ten members--five from the Belden side and five from the CDT side. For the three-year period, if any director designated by either Belden or CDT ceased to serve on the Board for any reason, or a director's term of office expired, the members of the Board designated by Belden or CDT, as appropriate, could appoint or nominate, as the case may be, the person to fill such directorship.

The amended bylaws also provided that, until the third anniversary of the merger, the CDT-designated directors would have the right to nominate the Chairman of the Board and the Belden-designated directors would have the right to nominate the Chief Executive. In addition, for the three-year period, the committees of the Board following the merger would be comprised of an equal number of CDT-designated directors and Belden-designated directors.

The bylaws were also amended upon completion of the merger to generally provide that, until the third anniversary of the merger, the affirmative vote of at least 70% of the entire Board ("Supermajority Vote Provision") would be required to (i) remove certain named officers; (ii) recommend to the shareholders the removal of any Board member; (iii) approve or recommend a merger or sale of all or substantially all of the assets; (iv) engage in certain acquisitions or series of acquisitions; (v) authorize for issuance or issue a certain level of equity securities; (vi) purchase, redeem or acquire any shares of Belden CDT's capital stock; (vii) declare or pay any dividends or make any distributions in respect of any shares of capital stock; (vii) incur indebtedness in excess of $100 million or (viii) amend or modify a bylaw that is inconsistent with any of the foregoing provisions (including as summarized in the previous two paragraphs).

On December 1, 2005, the Board unanimously approved changes to the Company bylaws. A copy of the restated bylaws (the "Second Amended and Restated Bylaws") is attached as Exhibit 3.01. The Second Amended and Restated Bylaws, among other things, now provides for a Board of nine members. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors. The Board shall elect the Chairman of the Board, the Chief Executive Officer and members of each Board committee. The Supermajority Vote Provision has been eliminated. This summary of the bylaws is qualified in its entirety by the attached Second Amended and Restated Bylaws.

     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (C) EXHIBITS.

     3.01 SECOND AMENDED AND RESTATED BYLAWS.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BELDEN CDT INC.


Date: December 6, 2005                  By: /s/ Kevin L. Bloomfield
                                            ------------------------------------
                                            Kevin L. Bloomfield


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